Exhibit 23.1

                  ACCOUNTANTS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors
24/7 Media, Inc.:


      We consent to the incorporation by reference in the registration statement (No. 333-66995) on Form S-8 of our report dated March 2, 1999 relating to the consolidated balance sheet of 24/7 Media, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statement of operations, shareholders' equity, and cash flows for the three-year period ended December 31, 1998 and related schedule, which report appears in the annual report on Form 10-K of 24/7 Media, Inc.


                                              KPMG LLP
                                              /s/ KPMG LLP
New York, New York
March 29, 1999

                                    SCHEDULE
                                24/7 MEDIA, INC.
                      VALUATION AND QUALIFYING ACCOUNTS--
                        ALLOWANCE FOR DOUBTFUL ACCOUNTS


                                        BALANCE AT          ADDITIONS                     BALANCE AT
                                        BEGINNING           CHARGED                       END
                                        OF PERIOD           TO EXPENSE     DEDUCTIONS     OF PERIOD
                                        ---------           ----------     ----------     ---------

Year ended December 31, 1996            $10,000              $66,000         $10,000        $66,000
Year ended December 31, 1997            $66,000                 $---          $2,000        $64,000
Year ended December 31, 1998            $64,000             $347,000        $143,000       $268,000


                                      S-1